Exhibit 22.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-277377 on Form F-10, and 333-289239, 333-271114, 333-210449, and 333-128257 on Form S-8, of our reports dated February 25, 2026, relating to the consolidated financial statements of Magna International Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Current Report on Form 6-K for the year ended December 31, 2025.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 27, 2026